EXHIBIT 99

FOR IMMEDIATE RELEASE

eUniverse To Postpone Previously Scheduled Earnings Release

Los Angeles—May 21, 2003—eUniverse, Inc. (NASDAQ: EUNI) (the “Company”) today announced that it will be postponing the release of its financial results for the fourth quarter and fiscal year ended March 31, 2003 (which originally were expected to be announced on May 22, 2003). The postponement is a result of accounting issues previously disclosed by the Company. The Company is working diligently to resolve these issues and will release its fourth quarter and fiscal year financial results, as well as its restated financial results for affected periods, as soon as possible.

About eUniverse

eUniverse, Inc. (www.euniverse.com) is an entertainment network that provides value-added content, goods and services to consumers worldwide. The company’s many popular destination Web sites attract millions of subscribers, who purchase entertainment, lifestyle and health-related content and products from eUniverse. The company’s network includes Flowgo (www.flowgo.com), the largest entertainment Web site according to Nielsen/NetRatings; comedy site MadBlast (www.madblast.com); dating site Cupid Junction (www.cupidjunction.com); and one of the largest e-mail newsletter networks, delivering content to more than 60 million subscribers with such titles as Infobeat, IntelligentX and GossipFlash.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “anticipates” or “forecasts” or the negative thereof. Such statements are subject to certain risks, uncertainties and assumptions about our business. No assurances can be given that the future results covered by such forward-looking statements will be achieved. The factors which could cause actual results to differ materially from those suggested by any such statements include, but are not limited to, the Company’s internal review of its historical financial statements, the audit committee’s investigations or the audit, uncovering additional issues or issues different from those described above. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.